EXHIBIT 21

DIRECT AND INDIRECT SUBSIDIARIES

As of December 31, 2001

North American & Related Operations

Ameri-Kart Corp.	Kansas
Ameri-Kart (MI) Corp.	Michigan
Buckhorn Inc.	Ohio
• Buckhorn Ltd.	UK
• Buckhorn Canada, Inc.	Ontario, Canada
• Buckhorn of California, Inc.	Ohio
• Buckhorn Rubber Products Inc.	Missouri
Dillen Products, Inc.	Nevada
Eastern Tire Equipment & Supplies, Limited	Quebec, Canada
Grower Express Trucking, Inc.	Ohio
Listo Products, Ltd.	Yukon Territory
MYEcap Financial Corp.	Ohio
Myers Industries International, Inc.	Ohio
Myers Missouri, Inc.	Missouri
• AC Buckhorn LLC (50%)	Missouri
Myers Tire Supply (Canada) Limited	Ontario, Canada
Myers Tire Supply Distribution, Inc.	Ohio
Patch Rubber Company	North Carolina
• Kwik Patch Private Ltd. (30.98%)	India
Plastic Parts, Inc.	Kentucky
R.B. Mfg. Co.	Ohio

Operating Divisions of Myers Industries, Inc.

Advanced Traffic Markings (of Patch Rubber Company)	Roanoke Rapids, NC
Akro-Mils (of Myers Industries, Inc.)	Akron, Ohio
Dillen Products (of Myers Industries, Inc.)	Middlefield, Ohio
Molded Solutions (of Buckhorn Rubber Products Inc.)	Mebane, NC

European and Foreign Operations

MYElin International Finance, SA	France (Resident of Ireland)
Myers A.E., SA	France
• ATMP	France
• SCI de la Plaine	France
• Holdiplast	France
• Allibert Equipement, SA	France
• Allibert Anshan Cuves SARL (10%)	China
• Allibert Equipement US Inc.	Delaware, USA
• AC Buckhorn LLC (50%)	Missouri, USA
• Allibert Contenitori SpA	Italy
• Allibert Contentores	Portugal
• Allibert Equipment Ltd.	UK
• Allibert Manutención S.A.	Spain
• Allibert Equipement Sprl	Belgium
• Allibert Transport und Lagertechnik GmbH	Austria
• Allibert Transport und Lagertechnik Verwaltungsgesellschaft mbH	Germany
• Allibert Transport und Lagertechnik GmbH & Co Kg	Germany
Myers de El Salvador S.A. De C.V.	El Salvador
• Orientadores Comerciales S.A.	Guatemala
• Myers de Panama S.A.	Panama
• Myers TSCA, S.A.	Panama
raaco International A/ S	Denmark
• raaco Benelux B.V.	Netherlands
• raaco Denmark A/ S	Denmark
• raaco France	France
• raaco Germany	Germany
• raaco Great Britain	UK
• raaco Sweden	Sweden